NUCOR CORPORATION
                     Exhibits 11 and 21 to FORM 10-K - 2000


EXHIBIT 11 - COMPUTATION OF NET EARNINGS PER SHARE

                                                   Year ended December 31,
                                             ----------------------------------------
                                                 2000          1999         1998
                                             ------------  ------------ -------------
BASIC:
Basic net earnings.........................  $310,907,988  $244,589,094 $263,708,596
                                             ============  ============ ============

Average shares outstanding.................    81,762,429    87,247,160   87,861,501
                                               ==========    ==========   ==========

Basic net earnings per share...............         $3.80         $2.80        $3.00
                                                    =====         =====        =====

DILUTED:
Diluted net earnings.......................  $310,907,988  $244,589,094 $263,708,596
                                             ============  ============ ============

Diluted average shares outstanding:
  Basic shares outstanding.................    81,762,429    87,247,160   87,861,501
  Dilutive effect of employee stock options        14,825        40,116       16,693
                                               ----------    ----------   ----------
                                               81,777,254    87,287,276   87,878,194
                                               ==========    ==========   ==========

Diluted net earnings per share.............         $3.80         $2.80        $3.00
                                                    =====         =====        =====